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                                                                     Exhibit 5.1
                      CURTIS, MALLET-PREVOST, COLT & MOSLE

                        ATTORNEYS AND COUNSELLORS AT LAW

1801 K Street, N.W., Suite 1205 L                                                       Two Throgmorton Avenue
    Washington, DC 20006-1301                    101 PARK AVENUE                           London EC2N 2DL
     Telephone 202-452-7373                                                           Telephone 44-171-638-7957
     Facsimile 202-452-7333               NEW YORK, NEW YORK 10178-0061               Facsimile 44-171-638-5512

                                              TELEPHONE 212-696-6000
        2 Houston Center                      Facsimile 212-697-1559                       15, rue d'Astorg
  909 Fannin Street, Suite 3725             E-Mail CMP-NY@mcimail.com                        75008 Paris
     Houston, TX 77010-1010                  Voice Mail 212-696-6028                  Telephone 33-1-42-66-39-10
     Telephone 713-759-9555                                                           Facsimile 33-1-42-66-39-62
     Facsimile 713-759-0712

                                                                                           Staufenstrasse 42
  One Gateway Center, Suite 403                                                         60323 Frankfurt am Main
      Newark, NJ 07102-5311                                                             Telephone 49-69-971-4420
     Telephone 201-622-0605                                                             Facsimile 49-69-17-33-99
     Facsimile 201-622-5646

                                                                                       401 St. George's Building
     Ruben Dario 281, Piso 9                                                              Two Ice House Street
   Col. Bosque de Chapultepec                                                              Central, Hong Kong
   11580 Mexico, D.F., Mexico                                                           Telephone 852-2845-0200
     Telephone 525-282-0444                                                             Facsimile 852-2868-2801
     Facsimile 525-282-0637
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                                           December 18, 1997





The DII Group, Inc.
6273 Monarch Park Place, Suite 200
Niwot, CO  80503

Gentlemen:

                  We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-4 (Registration Statement No. 333-40481, as amended, hereinafter the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to an offer to exchange (the "Exchange Offer")
$1,000 in principal amount of its 8.50% Senior Subordinated Notes due 2007 which exchange will have been registered under the Act (the "New Notes") for each $1,000 in principal amount of its outstanding 8.50% Senior Subordinated Notes due 2007 (the "Old Notes"), of which $150 million principal amount is outstanding.

                  In connection herewith, we have examined the Restated
Certificate of Incorporation, the Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, including the Indenture, dated as of September 19, 1997 (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as trustee
(the "Trustee"), and such other documents as we have considered necessary.

                  In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents
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submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies. We also have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee.

                  Based upon such examination, it is our opinion that the New
Notes, upon valid tender of the Old Notes to Chase Manhattan Bank and Trust
Company, National Association, as exchange agent for the Exchange Offer and issuance of the New Notes in exchange for such tendered Old Notes in accordance with the terms of the Indenture and the Registration Statement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought.

                  We hereby consent to the reference to our name in the Registration Statement and in the related Prospectus under the caption "Legal
Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                  We are giving this opinion to the Company, and no person other than the Company may rely upon it.


                                         Very truly yours,



                                         /s/ Curtis, Mallet-Prevost, Colt &
                                                  Mosle